EXHIBIT 99.1

MONUMENT BANCORP, INC.

DOYLESTOWN, PENNSYLVANIA

AUDIT REPORT

DECEMBER 31, 2018

MONUMENT BANCORP, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

Page
Number

Independent Auditor’s Report	1

Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Income	3

Consolidated Statement of Comprehensive Income	4

Consolidated Statement of Changes in Stockholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to the Consolidated Financial Statements	7–35

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders
Monument Bancorp, Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Monument Bancorp, Inc. and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017; the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended; and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monument Bancorp, Inc. and subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
March 15, 2019

MONUMENT BANCORP, INC.

CONSOLIDATED BALANCE SHEET

	Year Ended December 31,
	2018	2017

ASSETS
Cash and due from banks	$2,376,317	$1,685,950
Interest-bearing deposits with other banks	387,975	198,465
Federal funds sold	-	529,000
Cash and cash equivalents	2,764,292	2,413,415
Investment securities available for sale, at fair value	94,252,156	71,559,989
Investment securities held to maturity	1,250,000	1,250,000
Loans receivable (net of allowance for loan losses of $2,770,000 and $2,590,000)	253,663,824	238,928,875
Accrued interest receivable	1,484,031	1,479,378
Premises and equipment	2,425,516	2,521,053
Regulatory stock	5,177,350	5,105,300
Other real estate owned	1,064,475	2,145,445
Other assets	1,030,441	499,450

TOTAL ASSETS	$363,112,085	$325,902,905

LIABILITIES

Deposits	$234,796,811	$208,893,289
Short-term borrowings	55,017,650	13,500,000
Other borrowings	34,259,500	66,992,159
Subordinated debt	12,247,505	12,211,648
Accrued interest payable	559,246	430,808
Other liabilities	567,345	368,137

TOTAL LIABILITIES	337,448,057	302,396,041

STOCKHOLDERS' EQUITY

Common stock, $1.00 par value; 10,000,000 shares authorized; 1,577,553 and 1,392,804 issued at December 31, 2018 and 2017	$1,577,553	$1,392,804
Additional paid-in capital	14,279,896	12,937,350
Retained earnings	10,927,840	8,616,189
Treasury stock at cost, 12,954 shares	(227,990)	(227,990)
Accumulated other comprehensive (loss) income	(893,271)	788,511

TOTAL STOCKHOLDERS' EQUITY	25,664,028	23,506,864

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$363,112,085	$325,902,905

See accompanying notes to the consolidated financial statements.

2

MONUMENT BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31,
	2018	2017

INTEREST AND DIVIDEND INCOME
Loans, including fees	$11,879,689	$10,474,176
Investment securities	2,590,454	1,799,424
Other interest and dividend income	378,963	268,143
Total interest and dividend income	14,849,106	12,541,743

INTEREST EXPENSE
Deposits	3,211,822	2,069,395
Other borrowings	2,092,126	1,686,476
Total interest expense	5,303,948	3,755,871

NET INTEREST INCOME	9,545,158	8,785,872

Provision for loan losses	475,523	290,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,069,635	8,495,872

NONINTEREST INCOME
Service fees on deposit accounts	21,779	23,730
Investment securities gains, net	729,821	11,162
Gain on sale of loans, net	9,512	62,749
Other	83,686	56,581
Total noninterest income	844,798	154,222

NONINTEREST EXPENSE
Compensation and employee benefits	3,747,286	3,691,521
Occupancy and equipment	370,342	402,119
Advertising	168,255	172,428
Professional fees	521,239	266,154
Federal deposit insurance expense	65,365	122,356
Data processing	561,079	513,183
Pennsylvania shares tax expense	188,637	190,981
Loss on sale of other real estate owned	535,122	223,183
Other	984,270	715,356
Total noninterest expense	7,141,595	6,297,281

Income before income taxes	2,772,838	2,352,813
Income taxes	461,187	670,438

NET INCOME	2,311,651	1,682,375
Dividend on preferred stock	-	85,388
Income available to common stockholders	$2,311,651	$1,596,987

EARNINGS PER SHARE:
Basic	$1.50	$1.19
Diluted	1.48	1.09

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	1,538,874	1,345,289
Diluted	1,562,139	1,468,764

See accompanying notes to the consolidated financial statements.

3

MONUMENT BANCORP, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Year Ended December 31,
	2018	2017

Net income	$2,311,651	$1,682,375

Net unrealized (loss) gain on investment securities available for sale	(1,399,018)	396,433
Tax effect	293,795	(136,847)

Reclassification adjustment for gains recognized in net income	(729,821)	(11,162)
Tax effect	153,262	3,795

Other comprehensive (loss) income, net of tax	(1,681,782)	252,219

Total comprehensive income	$629,869	$1,934,594

See accompanying notes to the consolidated financial statements.

4

MONUMENT BANCORP, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

						Accumulated
			Additional			Other	Total
	Preferred	Common	Paid-in	Retained	Treasury	Comprehensive	Stockholders'
	Stock	Stock	Capital	Earnings	Stock	Income (Loss)	Equity

Balance, December 31, 2016	$2,970,000	$1,342,265	$12,483,772	$7,148,956	$-	$406,538	$24,351,531

Net income	-	-	-	1,682,375	-	-	1,682,375
Other comprehensive income	-	-	-	-	-	252,219	252,219
Reclassification of certain income tax effects from accumulated other comprehensive income (loss)	-	-	-	(129,754)	-	129,754	-
Acquisiton of treasury stock (12,954 shares)	-	-	-	-	(227,990)	-	(227,990)
Stock-based compensation	-	-	56,600	-	-	-	56,600
Stock options exercised (12,954 shares)	-	12,954	64,563	-	-	-	77,517
Vesting of restricted stock (585 shares)	-	585	(585)	-	-	-	-
Exercise of warrants (37,000 shares)	-	37,000	333,000	-	-	-	370,000
Dividends paid on preferred stock	-	-	-	(85,388)	-	-	(85,388)
Redemption of preferred stock	(2,970,000)	-	-	-	-	-	(2,970,000)

Balance, December 31, 2017	-	1,392,804	12,937,350	8,616,189	(227,990)	788,511	23,506,864
Net income	-	-	-	2,311,651	-	-	2,311,651
Other comprehensive loss	-	-	-	-	-	(1,681,782)	(1,681,782)
Stock-based compensation	-	-	45,234	-	-	-	45,234
Stock options exercised (23,213 shares)	-	23,213	(150,710)	-	-	-	(127,497)
Vesting of restricted stock (584 shares)	-	584	(584)	-	-	-	-
Issuance of common stock (5 shares)	-	5	83	-	-	-	88
Exercise of warrants (160,947 shares)	-	160,947	1,448,523	-	-	-	1,609,470

Balance, December 31, 2018	$-	$1,577,553	$14,279,896	$10,927,840	$(227,990)	$(893,271)	$25,664,028

See accompanying notes to the consolidated financial statements.

5

MONUMENT BANCORP, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$2,311,651	$1,682,375
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	475,523	290,000
Depreciation, amortization, and accretion, net	246,493	679,123
Gains on sale of investment securities, net	(729,821)	(11,162)
Proceeds from sale of loans	492,012	3,321,635
Net gain on sale of loans	(9,512)	(62,749)
Loans originated for sale	(482,500)	(2,914,900)
Stock-based compensation expense	45,234	56,600
Deferred income taxes	(60,340)	8,196
Loss on other real estate owned	535,122	223,183
Increase in accrued interest receivable	(4,653)	(191,135)
Increase in accrued interest payable	128,438	178,977
Other, net	175,613	(330,522)
Net cash provided by operating activities	3,123,260	2,929,621
INVESTING ACTIVITIES
Investment securities held to maturity: Purchases	-	(1,250,000)
Investment securities available for sale:
Purchases	(58,058,005)	(12,652,392)
Proceeds from principal repayments and maturities	6,067,061	5,046,899
Proceeds from sales	27,807,892	1,817,466
Net increase in loans receivable	(15,175,542)	(30,408,223)
Purchase of premises and equipment	(58,163)	(50,655)
Proceeds from sale of real estate owned	563,807	165,414
Capitalized improvements to other real estate owned	(17,959)	-
Redemption of regulatory stock	2,740,300	2,133,500
Purchase of regulatory stock	(2,812,350)	(2,696,600)
Net cash used for investing activities	(38,942,959)	(37,894,591)
FINANCING ACTIVITIES
Net increase in deposits	25,903,522	16,928,723
Net increase in short-term borrowings	41,517,650	8,500,000
Proceeds from other borrowed funds	5,071,000	28,104,000
Repayments on other borrowed funds	37,803,659	(22,974,750)
Proceeds from issuance of subordinated debt	-	7,000,000
Proceeds from issuance of common stock	88	-
Dividends paid on preferred stock	-	(85,388)
Proceeds from the exercise share-based awards	1,481,973	370,000
Proceeds from redemption of preferred stock	-	(2,970,000)
Repurchase treasury stock	-	(227,990)
Net cash provided by financing activities	111,777,892	34,644,595
Change in cash and cash equivalents	350,877	(216,046)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,413,415	2,629,461
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,764,292	$2,413,415
SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid:
Interest	$5,175,510	$3,576,894
Income taxes	582,500	788,200
Noncash items:
Loans transferred to other real estate owned	-	920,138

See accompanying notes to the consolidated financial statements.

6

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

Nature of Operations and Basis of Presentation

The consolidated financial statements include the accounts of Monument Bancorp, Inc., a Pennsylvania chartered corporation (the “Company”) and its wholly owned subsidiary, Monument Bank (the “Bank”), along with its wholly owned subsidiary, Monument PA Properties, LLC. Monument Bank was incorporated under the laws of the state of Pennsylvania on October 12, 2007, for the purpose of becoming a community-oriented bank with an emphasis on consumer and commercial banking products. Monument PA Properties, LLC is a Pennsylvania limited liability company established on July 27, 2016, to purchase properties at tax sales that represent collateral for delinquent loans of the Bank.

The Company’s principal sources of revenue emanate from interest earnings on its investment securities and loan portfolios. The Company is subject to regulation and supervision by the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Monument Bancorp, Inc., a Pennsylvania chartered corporation (the “Company”) and its wholly owned subsidiary, Monument Bank (the “Bank”), along with its wholly owned subsidiary, Monument PA Properties, LLC. All intercompany accounts and transactions are eliminated in the consolidation.

Investment Securities, Including Mortgage-Backed Securities

Investment securities are classified when purchased as either “securities available for sale” or “securities held to maturity.”

Securities classified as “available for sale” are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity, and are carried at fair value. Debt securities are classified as available for sale to serve principally as a source of liquidity and additional income. Unrealized gains or losses are included in other comprehensive income, net of the related deferred tax effect. Realized gains and losses on disposition of securities are recognized as noninterest income measured on specific identification of the simple difference between net proceeds and adjusted book value. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Securities classified as “held to maturity” are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic

7

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities, Including Mortgage-Backed Securities (Continued)

conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.

Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the market value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its market value, and whether or not the Company intends to sell the security or whether it’s more likely than not that the Company would be required to sell the security before its anticipated recovery in market value. A decline in value that is considered to be other than temporary is recorded as a loss within noninterest income in the Consolidated Statement of Income.

Common stock of the Federal Home Loan Bank (FHLB) of Pittsburgh, Atlantic Community Bancshares, Inc., and the Federal Reserve of Philadelphia represents ownership in institutions that are wholly owned by other financial institutions. These equity securities are accounted for at cost and classified as regulatory stock.

The Company is a member of the FHLB of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated for impairment by management. The restricted stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines.

The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the issuer as compared with the capital stock amount and the length of time this situation has persisted; (b) commitments by the issuer to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) the impact of legislative and regulatory changes on the customer base of the issuer; and (d) the liquidity position of the issuer. With consideration given to these factors, management concluded that the stock was not impaired at
December 31, 2018 or 2017.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Net unrealized losses, if any, are recognized through a valuation allowance by a charge against income. Gains and losses on sales of loans held for sale are included in noninterest income. Servicing rights are not retained on loans sold.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are stated at their unpaid principal amounts, net of the allowance for loan losses. Interest on loans is recognized as income when earned on the accrual method. The accrual of interest is generally discontinued when management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well-secured. When a loan is placed on nonaccrual status, unpaid interest previously accrued is charged against interest income. Interest received on nonaccrual loans is applied to the outstanding principal balance of the loan.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield. The Company is amortizing these amounts over the contractual life of the related loans.

8

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses represents the amount that management estimates is adequate to provide for probable losses inherent in its loan portfolio, as of the Consolidated Balance Sheet date. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management’s periodic evaluation of individual loans, economic factors, past loan loss experience, changes in the composition and volume of the portfolio, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to change in the near term.

Impaired loans are commercial and commercial real estate loans for which it is probable the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Company individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of “impaired loans” is not the same as the definition of “nonaccrual loans,” although the two categories overlap. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectability, while not classifying the loan as impaired, provided the loan is not a commercial or commercial real estate classification.

Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan using the original interest rate and its recorded value or, as a practical expedient in the case of a collateral-dependent loan, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all circumstances concerning the loan, the creditworthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed.

A loan is considered to be a troubled debt restructured loan when the Company grants a concession to the borrower because of the borrower’s financial condition that it would not otherwise consider. Such concessions include the reduction of interest rates, forgiveness of principal or interest, or other modifications of interest rates that are less than the current market rate for new obligations with similar risk.

Premises and Equipment

Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation is principally computed on the straight-line method over the estimated useful lives of the related assets, which range from three to seven years for furniture, fixtures, and equipment. Buildings are amortized over their estimated useful lives, which is over 40 years. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

9

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Real Estate Owned

Other real estate owned (OREO) acquired in settlement of foreclosed loans is carried at the lower of cost or fair value minus estimated cost to sell. When the carrying value exceeds the fair value of the loan at the time of foreclosure, the difference is recorded as a charge-off to the allowance. Further declines in fair value are recorded as OREO expense. Direct costs incurred on such properties are recorded as expenses of current operations.

Share-Based Compensation

The Company maintains a stock incentive plan for directors, key officers, and other employees. Under this plan, the Bank recognized compensation expense of $45,234 and $56,600 for the years ended December 31, 2018 and 2017. As of December 31, 2018, there was approximately $6,400 of unrecognized compensation costs related to unvested share-based compensation awards granted, which is expected to be recognized over the next four years.

Stock Options

For purposes of computing compensation expense, the Company estimated the fair values of stock options using the Black-Scholes option-pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant date for the option and each vesting date. The fair value of each stock option granted was estimated using the following weighted-average assumptions for grants in 2018 and 2017, respectively: (1) no dividends were expected; (2) risk-free interest rates of 2.33 percent and 2.25 percent; (3) expected volatility of 12.88 percent and 9.05 percent; and (4) expected lives of options of ten years.

The weighted-average fair value of stock options granted for 2018 and 2017 was $5.96 and $4.08, respectively. There were 47,700 options exercised during the year ended December 31, 2018, and 30,000 options exercised during the year ended December 31, 2017.

Federal Income Taxes

Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with these temporary differences will be realized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that realization will not occur in the near term. No valuation allowance was established at December 31, 2018 and 2017.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Earnings Per Share

The Company provides dual presentation of basic and diluted earnings per share. Basic earnings per share for the years ended December 31, 2018 and 2017, are computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding for the same period. The computation of diluted earnings per share differs in that the dilutive effects of any options or warrants are adjusted for in the denominator.

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1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

The Company expenses advertising costs in the period in which they are incurred.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company;
(2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Comprehensive Income

The Company is required to present comprehensive income and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is comprised exclusively of unrealized holding gains and losses on the available-for-sale securities portfolio. The Company reports the effects of other comprehensive income (loss) as part of the Consolidated Statement of Comprehensive Income.

Cash Flow Information

Cash and cash equivalents include amounts due from banks, interest-bearing deposits with other banks, and federal funds sold with banks that have original maturities of 90 days or less.

Reclassification of Comparative Amounts

Certain items previously reported have been reclassified to conform to the current year’s reporting format. Such reclassifications did not affect net income or stockholders’ equity.

Change in Accounting Principle

The Bank has early adopted FASB ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. For entities other than public business entities, the update eliminates the requirement under Topic 825, Financial Instruments, to disclose the fair values of financial assets and financial liabilities measured in the financial statements at amortized cost. Further, this update excludes receivables and payables due in one year or less, deposit liabilities with no defined or contractual maturities, and nonmarketable equity securities accounted for under the practicability election from this disclosure requirement.

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2.	EARNINGS PER SHARE

There are no convertible securities that would affect the numerator in calculating basic and diluted earnings per share; therefore, net income available to common shareholders (net income less preferred stock dividends) as presented on the Consolidated Statement of Income is used as the numerator.

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.

	2018	2017
Weighted-average common shares outstanding (basic)	1,538,874	1,345,289

Additional common stock equivalents (stock options) used to calculate diluted earnings per share	22,865	40,680
Additional common stock equivalents (warrants) used to calculate diluted earnings per share	400	82,795

Weighted-average common shares outstanding (diluted)	1,562,139	1,468,764

Options to purchase 61,590 shares of common stock outstanding at December 31, 2018, were included in the computation of dilutive earnings per share. At December 31, 2018, there were no stock option awards excluded from the computation of diluted earnings per share as there were no stock option awards outstanding with an anti-dilutive impact. Options to purchase 101,880 shares of common stock outstanding at December 31, 2017, were included in the computation of dilutive earnings per share. At December 31, 2017, there were 4,000 stock option awards outstanding at an average weighted price of $17.06 per share that were not included in the computation of diluted earnings per share, because to do so would have been anti-dilutive.

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3.	INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, and fair value of investment securities available for sale at December 31 are summarized as follows:

	2018
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of states and political subdivisions	$1,803,054	$63,988	$-	$1,867,042
Corporate securities	34,066,779	76,414	(929,023)	33,214,170
Mortgage-backed securities - government-sponsored entities	4,237,936	29,040	(10,646)	4,256,330
Asset-backed securities	55,275,110	12,919	(373,415)	54,914,614
Total	$95,382,879	$182,361	$(1,313,084)	$94,252,156

	2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of states and political subdivisions	$32,206,082	$787,111	$(26,407)	$32,966,786
Corporate securities	23,999,432	337,987	(15,136)	24,322,283
Mortgage-backed securities - government-sponsored entities	5,936,867	40,919	(4,813)	5,972,973
Asset-backed securities	8,416,372	18,835	(137,260)	8,297,947
Total	$70,558,753	$1,184,852	$(183,616)	$71,559,989

The amortized cost, gross unrealized gains and losses, and fair value of investment securities held to maturity at December 31, 2018 and 2017, are summarized as follows:

	2018
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Corporate securities	$1,250,000	$-	$(3,640)	$1,246,360
Total	$1,250,000	$-	$(3,640)	$1,246,360

	2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Corporate securities	$1,250,000	$-	$(3,120)	$1,246,880
Total	$1,250,000	$-	$(3,120)	$1,246,880

13

3.	INVESTMENT SECURITIES (Continued)

The following tables show the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.

	December 31, 2018
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Corporate securities	$25,320,481	$(929,023)	$996,360	$(3,640)	$26,316,841	$(932,663)
Mortgage-backed securities - government-sponsored entities	488,156	(3,521)	927,623	(7,125)	1,415,779	(10,646)
Asset-backed securities	45,892,281	(359,339)	1,193,568	(14,076)	47,085,849	(373,415)

Total	$71,700,918	$(1,291,883)	$3,117,551	$(24,841)	$74,818,469	$(1,316,724)

	December 31, 2017
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Obligations of states and political subdivisions	$2,193,182	$(26,407)	$-	$-	$2,193,182	$(26,407)
Corporate securities	996,880	(3,120)	3,143,526	(15,136)	4,140,406	(18,256)
Mortgage-backed securities - government-sponsored entities	1,304,971	(4,813)	-	-	1,304,971	(4,813)
Asset-backed securities	-	-	7,365,808	(137,260)	7,365,808	(137,260)

Total	$4,495,033	$(34,340)	$10,509,334	$(152,396)	$15,004,367	$(186,736)

14

3.	INVESTMENT SECURITIES (Continued)

The Company reviews its position quarterly and has asserted that at December 31, 2018, the declines outlined in the prior table represent temporary declines, and the Company does not intend to sell and does not believe it will be required to sell these securities before recovery of their cost basis, which may be at maturity. There were 61 positions that were temporarily impaired at December 31, 2018. The Company has concluded that the unrealized losses disclosed above are not other than temporary but are the result of interest rate changes, sector credit ratings changes, or Company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period.

The amortized cost and fair value of debt securities at December 31, 2018, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities included therein provide for periodic, generally monthly, payments of principal and interest and have contractual maturities ranging from 1 to 25 years. However, due to expected repayment terms being significantly less than the underlying mortgage loan pool contractual maturities, the estimated lives of these securities could be significantly shorter.

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due within one year	$503,849	$504,910	$-	$-
Due after one year through five years	26,633,968	26,329,663	-	-
Due after five years through ten years	10,781,062	10,205,361	1,250,000	1,246,360
Due after ten years	57,464,000	57,212,222	-	-

Total	$95,382,879	$94,252,156	$1,250,000	$1,246,360

Investment securities with a carrying value of $30,070,687 and $25,613,054 at December 31, 2018 and 2017, respectively, were pledged to secure borrowings.

The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the years ended December 31:

	2018	2017
Proceeds from sales	$27,807,892	$1,817,466
Gross gains	748,285	11,162
Gross losses	18,464	-

4.	LOANS RECEIVABLE

Loans receivable consist of the following at December 31:

	2018	2017
Real estate loans:
Construction	$4,633,539	$2,661,651
Residential	112,078,753	100,653,217
Commercial	133,448,254	133,939,605
Commercial	5,501,688	3,464,248
Consumer	1,000,007	1,004,463
	256,662,241	241,723,184
Less:
Deferred loan costs	228,417	204,309
Allowance for loan losses	2,770,000	2,590,000

Total	$253,663,824	$238,928,875

15

4.	LOANS RECEIVABLE (Continued)

Aggregate loans extended to executive officers, directors, and corporations in which they are beneficially interested as stockholders, executive officers, or directors were $0 and $1,083,760 at December 31, 2018 and 2017, respectively. During the year 2018, one related party with an outstanding balance of $1,083,760 at December 31, 2017, as shown under “other” in the table below, sold his interest in the relation business and the loans outstanding are no longer considered related party. An analysis of these related-party loans follows:

	Loans to Insiders
	For the Years Ended December 31,
	2018	2017
Beginning balance	$1,083,760	$1,000,487

Advances	-	148,357
Repayments	-	-
Other	(1,083,760)	(65,084)
Ending balance	$-	$1,083,760

The Company’s primary business activity is with customers located within eastern Pennsylvania and the Delaware Valley. Commercial, residential, and consumer loans are granted. Although the Company has a diversified loan portfolio at December 31, 2018 and 2017, the repayment of the loans outstanding to individuals and businesses are dependent upon the local economic conditions in this lending area.

5.	ALLOWANCE FOR LOAN LOSSES

The following table presents, by portfolio segment, the activity within the allowance for loan losses and the ending balance of the allowance for loan losses:

	Construction	Residential	Commercial
	Real Estate	Real Estate	Real Estate	Commercial	Consumer	Unallocated	Total
Balance, December 31, 2016	$53,000	$908,000	$1,311,000	$9,000	$10,000	$9,000	$2,300,000
Add provisions (credit) charged to operations	(23,000)	172,000	116,000	26,000	-	(1,000)	290,000
Add recoveries	-	-	-	-	-	-	-
Less loans charged off	-	-	-	-	-	-	-

Balance, December 31, 2017	30,000	1,080,000	1,427,000	35,000	10,000	8,000	2,590,000
Add provisions (credit) charged to operations	27,000	428,523	(8,000)	22,000	-	6,000	475,523
Add recoveries	-	-	-	-	-	-	-
Less loans charged off	-	(295,523)	-	-	-	-	(295,523)

Balance, December 31, 2018	$57,000	$1,213,000	$1,419,000	$57,000	$10,000	$14,000	$2,770,000

16

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Bank has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: (1) the construction real estate loan portfolio; (2) the residential real estate loan portfolio; (3) the commercial real estate loan portfolio; (4) the commercial loan portfolio; and (5) the consumer loan portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to nonclassified loans. The following qualitative factors are analyzed for each portfolio segment:

•	Changes in lending policies and procedures
•	Changes in personnel responsible for the particular portfolio – relative to experience and ability of staff
•	Trend for past-due, criticized, and classified loans
•	Relevant economic factors
•	Quality of the loan review system
•	Value of collateral for collateral-dependent loans
•	The effect of any concentrations of credit and the changes in level of such concentrations
•	Other external factors

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio.

The Bank may also maintain an unallocated allowance to account for any factors or conditions that may cause a potential loss but are not specifically addressed in the process described above. The Bank analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

Loans by Segment

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the Consolidated Balance Sheet date. The Bank considers the allowance for loan losses of $2,770,000 and $2,590,000 adequate to cover loan losses inherent in the loan portfolio at December 31, 2018 and 2017, respectively. The following table presents, by portfolio segment, the allowance for loan losses for the years ended December 31:

17

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Loans by Segment (Continued)

	2018
	Construction	Residential	Commercial
	Real Estate	Real Estate	Real Estate	Commercial	Consumer	Unallocated	Total

Allowance for loan losses:

Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-

Collectively evaluated for impairment	57,000	1,213,000	1,419,000	57,000	10,000	14,000	2,770,000

Total	$57,000	$1,213,000	$1,419,000	$57,000	$10,000	$14,000	$2,770,000

Loans:

Individually evaluated for impairment	$-	$553,541	$834,873	$24,383	$-		$1,412,797

Collectively evaluated for impairment	4,633,539	111,525,212	132,613,381	5,477,305	1,000,007		255,249,444

Total	$4,633,539	$112,078,753	$133,448,254	$5,501,688	$1,000,007		$256,662,241

	2017
	Construction	Residential	Commercial
	Real Estate	Real Estate	Real Estate	Commercial	Consumer	Unallocated	Total

Allowance for loan losses:

Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-

Collectively evaluated for impairment	30,000	1,080,000	1,427,000	35,000	10,000	8,000	2,590,000

Total	$30,000	$1,080,000	$1,427,000	$35,000	$10,000	$8,000	$2,590,000

Loans:

Individually evaluated for impairment	$-	$1,026,328	$2,342,847	$9,494	$-		$3,378,669

Collectively evaluated for impairment	2,661,651	99,626,889	131,596,758	3,454,754	1,004,463		238,344,515

Total	$2,661,651	$100,653,217	$133,939,605	$3,464,248	$1,004,463		$241,723,184

18

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Information

The following tables represent credit exposures by internally assigned grades for the years ended December 31, 2018 and 2017. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Bank’s internal credit risk grading system is based on experiences with similarly graded loans.

The Bank’s internally assigned grades are as follows:

Pass – loans with adequate debt service coverage, minimal or acceptable balance sheet leverage, profitable earnings trends, expanding or flat markets, adequate payment capacity, and/or current payment history. There are five sub-grades within this category to further distinguish the loan.

Watch – loans with debt service coverage with no room for expansion, a fully leveraged balance sheet, uncertain earnings trends, flat or declining markets, limited repayment capacity, and/or slow payment history.

Special Mention – loans with below-acceptable debt service coverage, a fully leveraged balance sheet showing a possible decline in asset value, declining earnings trends or marginal loss, declining markets, and/or a repayment capacity that needs rehabilitation.

Substandard – loans with deficient debt service coverage, an overly leveraged balance sheet with a slight decline in asset value, an earnings trend with repeated losses, quickly declining markets, and/or an insufficient repayment capacity that requires work-out to be brought current.

Doubtful – loans with impaired debt service coverage, an overly leveraged balance sheet with imminent decline in future asset value, an earnings trend with significant losses, a market with questionable survival, and/or insufficient repayment capacity with a questionable full recovery.

Loss – loans with an impaired debt service coverage with no chance of reversal, an insolvent balance sheet, no earnings trend, a liquidated market with no businesses, and/or no chance of collectability generally resulting in charge-off.

		Special
	Pass	Mention	Substandard	Doubtful	Total
December 31, 2018
Commercial real estate	$132,482,447	$489,234	$-	$476,573	$133,448,254
Commercial	5,477,305	24,383	-	-	5,501,688
Total	$137,959,752	$513,617	$-	$476,573	$138,949,942

		Special
	Pass	Mention	Substandard	Doubtful	Total
December 31, 2017
Commercial real estate	$131,463,416	$306,481	$920,217	$1,249,491	$133,939,605
Commercial	3,454,754	9,494	-	-	3,464,248
Total	$134,918,170	$315,975	$920,217	$1,249,491	$137,403,853

19

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Information (Continued)

The following tables present performing and nonperforming residential real estate, construction real estate, and consumer loans based on payment activity for the years ended December 31, 2018 and 2017. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due or are placed on nonaccrual status.

	Performing	Nonperforming	Total
December 31, 2018
Real estate loans:
Construction	$4,633,539	$-	$4,633,539
Residential	112,078,753	-	112,078,753
Consumer	1,000,007	-	1,000,007

Total	$117,712,299	$-	$117,712,299

	Performing	Nonperforming	Total
December 31, 2017
Real estate loans:
Construction	$2,661,651	$-	$2,661,651
Residential	100,653,217	-	100,653,217
Consumer	1,004,463	-	1,004,463

Total	$104,319,331	$-	$104,319,331

Age Analysis of Past-Due Loans by Class

Following are tables that include an aging analysis of the recorded investment of past-due loans as of December 31, 2018 and 2017.

	Current	31-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days Past Due	Total Loans	Nonaccrual
December 31, 2018
Real estate:
Construction	$4,633,539	$-	$-	$-	$4,633,539	$-
Residential	112,078,753	-	-	-	112,078,753	-
Commercial	133,141,667	-	-	306,587	133,448,254	476,573
Commercial	5,501,688	-	-	-	5,501,688	-
Consumer	1,000,007	-	-	-	1,000,007	-

Total	$256,355,654	$-	$-	$306,587	$256,662,241	$476,573

20

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Age Analysis of Past-Due Loans by Class (Continued)

	Current	31-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days Past Due	Total Loans	Nonaccrual
December 31, 2017
Real estate:
Construction	$2,661,651	$-	$-	$-	$2,661,651	$-
Residential	100,653,217	-	-	-	100,653,217	-
Commercial	132,690,114	203,312	-	1,046,179	133,939,605	1,249,491
Commercial	3,464,248	-	-	-	3,464,248	-
Consumer	1,004,463	-	-	-	1,004,463	-

Total	$240,473,694	$203,312	$-	$1,046,179	$241,723,184	$1,249,491

Nonaccrual Loans

Loans are considered nonaccrual upon 90 days’ delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income. There were no loans 90 days past due or greater still accruing interest at December 31, 2018 or 2017.

The Bank had 2 nonaccrual loans totaling $476,573 and four nonaccrual loans totaling $1,249,491 at
December 31, 2018 and 2017, respectively. Interest income on the loans would have increased $10,586 during 2018 and $102,229 during 2017, if these loans had performed in accordance with their original terms.

Impaired Loans

Management individually evaluates commercial loans and commercial real estate loans that are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful and any loan modified in a troubled debt restructuring are also evaluated individually for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

The following tables include the recorded investment, unpaid principal balances, average recorded investment, and interest income recognized for impaired loans with the associated allowance amount, if applicable, as of and for the years ended December 31:

21

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired_Loans_(Continued)

	2018
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no specific allowance recorded:
Real estate:
Residential	$553,541	$553,541	$-	$1,011,860	$30,638
Commercial	834,873	1,173,181	-	2,229,870	25,200
Commercial	24,383	24,383	-	23,255	1,085
Subtotal	1,412,797	1,751,105	-	3,264,985	56,923

With an allowance recorded:
Real estate:
Residential	-	-	-	-	-
Commercial	-	-	-	-	-
Subtotal	-	-	-	-	-

Total
Real estate:
Residential	553,541	553,541		1,011,860	30,638
Commercial	834,873	1,173,181	-	2,229,870	25,200
Commercial	24,383	24,383	-	23,255	1,085
Total	$1,412,797	$1,751,105	$-	$3,264,985	$56,923

	2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance		Average Recorded Investment	Interest Income Recognized
With no specific allowance recorded:
Real estate:
Residential	$1,026,328	$1,026,328	$		$1,039,751	$54,763
Commercial	2,342,847	3,046,352		-	2,680,445	171,464
Commercial	9,494	9,494		-	9,527	390
Subtotal	3,378,669	4,082,174		-	3,729,723	226,617

With an allowance recorded:
Real estate:
Residential	-	-		-	-	-
Commercial	-	-		-	-	-
Commercial	-	-		-	-	-
Subtotal	-	-		-	-	-

Total
Real estate:
Residential	1,026,328	1,026,328			1,039,751	54,763
Commercial	2,342,847	3,046,352		-	2,680,445	171,464
Commercial	9,494	9,494		-	9,527	390
Total	$3,378,669	$4,082,174		$-	$3,729,723	$226,617

22

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Troubled Debt Restructurings

There were no loans identified as troubled debt restructurings during the 12 months ended December 31, 2018, and December 31, 2017.

6.	PREMISES AND EQUIPMENT

Premises and equipment consist of the following at December 31:

	2018	2017

Land	$1,146,061	$1,146,061
Building	1,315,488	1,315,488
Furniture and equipment	1,337,437	1,280,374
Leasehold improvements	306,788	305,688
	4,105,774	4,047,611
Less accumulated depreciation	1,680,258	1,526,558

Total	$2,425,516	$2,521,053

Depreciation expense for the years ended December 31, 2018 and 2017, was $153,700 and $154,279, respectively.

7.	DEPOSITS

The details of deposits are as follows at December 31:

	2018	2017
	Amount	Amount

Noninterest-bearing demand	$23,008,646	$25,054,268
Statement savings	14,171,947	11,222,991
Interest-bearing demand	10,907,105	8,240,083
Money market deposit accounts	33,045,853	32,174,984
Time certificates of deposit	153,663,260	132,200,963
	$234,796,811	$208,893,289

The scheduled maturities of time certificates at December 31, 2018, of deposit are as follows:

Within one year	$109,626,384
Beyond one year but within two years	34,945,812
Beyond two years but within three years	7,745,566
Beyond three years but within four years	519,274
Beyond four years but within five years	826,224

Total	$153,663,260

23

7.	DEPOSITS (Continued)

Included in time certificates of deposit are $4,950,000 of brokered deposits as of December 31, 2018 and 2017. As of December 31, 2018, the weighted-average coupon on these brokered deposits was 3.34 percent, and the weighted-average maturity was 2.02 years. As of December 31, 2018, none of these deposits were callable by the Bank and may not be closed early by the account holder. There were unamortized premiums totaling $21,288 and $34,599 as of December 31, 2018 and 2017, respectively.

Time certificates of deposit include certificates of deposit with balances of $250,000 or more. Such deposits amounted to $30,949,000 and $16,151,000 on December 31, 2018 and 2017, respectively. Management believes liquidity is adequate to compensate for these deposit levels. Included in deposit accounts are deposits from directors, executive officers, and their related interests of approximately $9,408,442 and $9,917,359 for the years ended December 31, 2018 and 2017, respectively.

8.	SHORT-TERM BORROWINGS

The outstanding balance and related information of short-term borrowings, which consist of borrowings from FHLB under the RepoPlus Advantage Credit Arrangement, and federal funds purchased from Atlantic Community Bankers Bank are summarized as follows for the years ended December 31:

	2018	2017

Balance at year-end	$55,017,650	$13,500,000
Average balance outstanding during the year	16,378,284	10,306,479
Maximum month-end balance	55,017,650	21,295,800
Weighted-average interest rate:
As of year-end	2.61%	1.54%
Paid during the year	2.76%	0.70%

The Company has a secured discount window arrangement with the Federal Reserve Bank of Philadelphia. This credit facility is collateralized by pledged securities, and the amount available as of December 31, 2018, was approximately $4,100,000, which was 105 percent of the securities’ market value. This credit facility is not intended to be used for normal, day-to-day bank operations but reserved for non-anticipated or special liquidity needs.

The Company also has a secured federal funds facility of $2.0 million with M&T Bank. This credit facility is collateralized by pledged securities and is extended to $10.0 million for 15 calendar days on either side of each quarter-end. As of December 31, 2018, the entire amount of this credit facility was available for use.

9.	OTHER BORROWINGS AND SUBORDINATED DEBT

Other borrowed funds consist of advances from the FHLB, which as of December 31 consist of the following:

			Weighted-	Stated Interest
	Maturity Range		Average	Rate Range
Description	From	To	Rate	From	To	2018	2017
Fixed rate	1/23/2019	7/29/2019	1.22%	1.02%	1.83%	$5,089,000	$18,343,859
Mid term	2/22/2019	2/28/2020	1.50%	1.05%	2.35%	29,170,500	48,648,300

				Total		$34,259,500	$66,992,159

24

9.	OTHER BORROWINGS AND SUBORDINATED DEBT (Continued)

The following table presents contractual maturities of FHLB long-term advances:

	2018
Year Ending		Weighted-
December 31,	Amount	Average Rate

2019	$23,462,250	1.25%
2020	10,797,250	1.91%
Total	$34,259,500	1.46%

All borrowings from the FHLB carry fixed rates and are secured by a blanket lien on qualified collateral owned by the Company free and clear of any liens or encumbrances. At December 31, 2018, the Company had a borrowing limit of approximately $169.2 million, with a variable rate of interest based on the FHLB’s cost of funds subject to full collateralization.

On December 19, 2013, the Bank entered into agreements for subordinated debt with The Bryn Mawr Trust Company (Bryn Mawr) as well as with five directors. The subordinated debt totaled $5,342,674 and $5,336,099, net of unamortized costs of $32,326 and $38,901, as of December 31, 2018 and 2017, of which $375,000 was outstanding to directors. The notes mature on April 30, 2024, and carry an interest rate of LIBOR plus 6.50 percent, not to exceed 13 percent, which resets quarterly. As of December 31, 2018, the interest rate was 9.30 percent.

The subordinated debt currently qualifies as Tier 2 capital. However, provisions within the agreements stipulate that if, at any time, any or all of the subordinated debt ceases to be deemed Tier 2 capital, the Bank has the right to redeem all or a portion of the debt. Prior to December 19, 2018, the redemption price was between 101 percent to 105 percent of principal based on the year in which the redemption occurs. Subsequent to March 28, 2019, the Bank has the right to redeem all or a portion of the debt at par value. Pursuant to the agreements, the Bank must maintain a level of capital necessary to be considered “well capitalized” under regulatory standards. As of December 31, 2018, the Bank is in compliance with this covenant.

On March 24, 2017, the Company issued $7,000,000 in additional subordinated debentures to eight financial institutions, as well as directors and members of management. The subordinated debt totaled $6,904,831 and $6,875,549 net of unamortized costs of $95,169 and $124,451 as of December 31, 2018 and 2017, respectively, of which $550,000 was outstanding to members of management and directors. The notes mature on April 1, 2027, and carry a fixed rate of interest of 6.50 percent. The Company maintains the ability to redeem these debentures on or after April 1, 2022.

The subordinated debt currently qualifies as Tier 2 capital. However, provisions within the agreement stipulate that if, at any time, any or all of the subordinated debt ceases to be deemed Tier 2 capital due to a change in applicable capital regulations or tax event, the Company has the right to redeem all or a portion of the debt. The Company contributed $6,500,000 of capital to the Bank related to the issuance of subordinated debt, which qualifies as Tier 1 capital for the Bank.

25

10.	INCOME TAXES

The components of income taxes for the years ended December 31 are summarized as follows:

The following temporary differences gave rise to the net deferred tax assets:

	2018	2017

Current payable	$521,527	$662,242
Deferred taxes	(60,340)	(112,525)
Change in effective corporate tax rate	-	120,721

Total	$461,187	$670,438

	2018	2017
Deferred tax assets:
Allowance for loan losses	$513,840	$413,980
Startup and organizational costs	38,036	47,164
Nonaccrued interest	71,045	102,718
Unrealized loss on securities	237,452	-
Other	2,725	6,591
Total gross deferred tax assets	863,098	570,453

Deferred tax liabilities:
Premises and equipment	47,174	57,705
Unrealized gain on securities	-	209,604
Deferred costs	113,517	108,133
Total gross deferred tax liabilities	160,691	375,442

Net deferred tax assets	$702,407	$195,011

No valuation allowance was established at December 31, 2018, in view of the Company’s certain tax strategies, coupled with the anticipated future taxable income as evidenced by the Company’s earnings potential.

The reconciliation of the federal statutory rate and the Company’s effective income tax rate is as follows at December 31:

	2018		2017
		% of		% of
	Amount	Pretax Income	Amount	Pretax Income

Provision at statutory rate	$582,296	21.0%	$799,958	34.0%
Effect of tax-exempt (loss)	(22,187)	(0.8)	(249,384)	(10.6)
Change in effective corporate tax rate	-	-	120,721	5.1
Other, net	(98,922)	(3.6)	(857)	-
Actual tax expense and effective rate	$461,187	16.6%	$670,438	28.5%

With few exceptions, the Company is not subject to U.S. federal tax examinations by tax authorities for years before 2015. The Bank has not recorded any unrecognized tax benefits at December 31, 2018 or 2017.

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10.	INCOME TAXES (Continued)

There is currently no liability for uncertain tax positions and no known unrecognized benefits. The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income.

11.	EMPLOYEE BENEFITS

Stock Option Plan

The Bank implemented a stock compensation plan. The plan provides for granting incentives or non-qualified stock options to directors, key officers, and other employees of the Bank. A total of 250,000 of either authorized and unissued shares or authorized shares issued by and subsequently reacquired by the Bank as treasury stock will be issuable under the plan. The plan will terminate after the tenth anniversary of the plan. The per share exercise price of any option granted will not be less than the fair market value of a share of common stock on the date the option is granted. The options granted are vested over five years with the exception of director compensation which vests when granted.

The following table presents share data related to the stock option plan:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	2018	Price	Term (in Years)	Value

Outstanding, beginning	105,880	$11.93	2.90	$600,074
Granted	4,210	22.04	9.00	-
Exercised	47,700	10.24	-	-
Forfeited	800	17.06	-	-
Outstanding, ending	61,590	$12.36	3.99	$503,302
Exercisable at year-end	59,790	$13.77	3.90	$483,935

The following table summarizes characteristics of stock options outstanding and exercisable at December 31, 2018:

	Outstanding			Exercisable
			Average		Average
Exercise		Average	Exercise		Exercise
Price	Shares	Life	Price	Shares	Price
$11.00	5,000	0.58	$11.00	5,000	$11.00
$11.12	6,000	1.73	$11.12	6,000	$11.12
$11.50	15,500	2.00	$11.50	15,500	$11.50
$12.00	7,910	3.21	$12.00	7,910	$12.00
$14.20	7,470	4.21	$14.20	7,470	$14.20
$14.63	2,635	5.00	$14.63	2,635	$14.63
$17.06	6,575	7.17	$17.06	4,775	$17.06
$17.11	2,110	6.00	$17.11	2,110	$17.11
$17.60	4,180	8.00	$17.60	4,180	$17.60
$22.04	4,210	9.00	$22.04	4,210	$22.04

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11.	EMPLOYEE BENEFITS (Continued)

Restricted Stock

In April 2015, the Bank implemented a restricted stock plan for a member of executive management. A total of 2,922 shares of common stock were authorized to be awarded.

The grant of the restricted shares was contingent on the purchase of 2,922 shares of common stock between March 20, 2015, and April 17, 2015, through a private placement offering. The executive acquired 2,922 shares of common stock through a private placement offering. Provided the executive retains them during the term of the agreement, the restricted shares will vest ratably over a five-year period.

During the years ended December 31, 2018 and 2017, compensation expense was recognized in regards to this restricted stock award in the amount of $9,999 for both years. At December 31, 2018, unrecognized compensation expense of $19,978 was related to the restricted stock award, which is expected to be recognized over a period of three years.

Restricted stock award activity for the year ended December 31, 2018, was as follows:

		Weighted-
		Average
	Number of	Grant Date
	Restricted Stock	Fair Value

Nonvested at December 31, 2017	1,752	$17.11
Granted	-	-
Forfeited	-	-
Vested	584	17.11
Nonvested at December 31, 2018	1,168	$17.11

401(k) Plan

The Company sponsors a qualified Section 401(k) deferred compensation plan for all eligible employees. Employee contributions to the 401(k) Profit Sharing Plan are based on compensation and elected deferral amounts of the plan participants. Any Bank contributions to the plan would be determined by the Board of Directors. The Company contributed $51,808 and $52,283 to the plan for the years ended December 31, 2018 and 2017, respectively.

12.	COMMITMENTS

In the normal course of business, there are various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments comprise the following:

	2018	2017

Unfunded commitments under lines of credit	$19,598,420	$15,883,245

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12.	COMMITMENTS (Continued)

These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The Bank’s exposure to credit loss, in the event of nonperformance by the other parties to the financial instruments, is represented by the contractual amounts as disclosed. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures, and collateral requirements as deemed necessary.

The Bank is committed under two noncancellable operating leases for the Bank’s office facilities with remaining terms through October 31, 2020. At December 31, 2018, approximate future minimum rental payments under these leases are as follows:

2019	$55,323
2020	13,932
Total	$69,255

Rent expense for the years ended December 31, 2018 and 2017, was $103,260 and $134,385 respectively. The bank signed a month-on-month lease agreement effective January 1, 2019 for 65 W Street Road, Warminster, PA 18974.

13.	REGULATORY RESTRICTIONS

The Bank is subject to dividend restrictions by both the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking and Securities. Under the Board of Governors of the Federal Reserve System, the Bank is subject to a dividend restriction that generally limits the amount of dividends that can be paid by a state member bank. Prior approval of the Board of Governors of the Federal Reserve System is required if the total of all dividends declared by a state member bank in any calendar year exceeds net profits, as defined for the year, combined with its retained net profits for the two preceding calendar years less any required transfers to surplus. The Pennsylvania Banking Code also restricts the availability of capital funds for the payment of dividends by all state-chartered banks to the surplus of the Bank.

The Federal Deposit Insurance Corporation (FDIC) has formal and informal policies that provide that FDIC-insured banks generally should pay dividends only out of current operating earnings, with some exceptions. The Federal Deposit Insurance Act generally prohibits the payment of any dividend by an insured bank that is then in default on any assessment to the FDIC.

14.	REGULATORY MATTERS

Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements, and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

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14.	REGULATORY MATTERS (Continued)

Regulatory Capital Requirements (Continued)

Quantitative measures established by regulatory capital standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, common equity Tier 1 capital to total risk-weighted assets, of Tier 1 capital to average assets. Management believes, as of December 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2018, and December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier 1 risk-based capital, common equity Tier 1 risk-based capital, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital ratios are presented in the following table as of December 31, 2018 and 2017, which shows the Bank met all regulatory capital requirements.

	2018		2017
	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Actual	$44,404,000	16.98%	$37,193,000	15.67%
For capital adequacy purposes	20,920,960	8.00	18,986,800	8.00
To be well capitalized	26,151,200	10.00	23,733,500	10.00

Tier 1 capital (to risk-weighted assets)
Actual	$36,291,000	13.88%	$29,228,000	12.32%
For capital adequacy purposes	15,690,720	6.00	14,240,100	6.00
To be well capitalized	20,920,960	8.00	18,986,800	8.00

Tier 1 capital (to average assets)
Actual	$36,291,000	9.99%	$29,228,000	9.05%
For capital adequacy purposes	14,525,280	4.00	12,920,080	4.00
To be well capitalized	18,156,600	5.00	16,150,100	5.00

Common equity Tier 1 capital (to risk-weighted assets)
Actual	$36,291,000	13.88%	$29,228,000	12.32%
For capital adequacy purposes	11,768,040	4.50	10,680,075	4.50
To be well capitalized	16,998,280	6.50	15,426,775	6.50

15.	FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

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15.	FAIR VALUE MEASUREMENTS (Continued)

Level II:	Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

The following tables present the assets reported on the Consolidated Balance Sheet at their fair value as of December 31, 2018 and 2017, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	December 31, 2018
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
Obligations of states and political subdivisions	$-	$1,867,042	$-	$1,867,042
Corporate securities	-	33,214,170	-	33,214,170
Mortgage-backed securities - government-sponsored entities	-	4,256,330	-	4,256,330
Asset-backed securities	-	54,914,614	-	54,914,614

	December 31, 2017
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
Obligations of states and political subdivisions	$-	$32,966,786	$-	$32,966,786
Corporate securities	-	24,322,283	-	24,322,283
Mortgage-backed securities - government-sponsored entities	-	5,972,973	-	5,972,973
Asset-backed securities	-	8,297,947	-	8,297,947

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15.	FAIR VALUE MEASUREMENTS (Continued)

Impaired Loans

The Bank has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. In some cases, management may adjust the appraised value due to the age of the appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was completed. Additionally, management makes estimates about expected costs to sell the property, which are also included in the net realizable value. If the fair value of the collateral-dependent loan is less than the carrying amount of the loan, a specific reserve for the loan is made in the allowance for loan losses or a charge-off is taken to reduce the loan to the fair value of the collateral (less estimated selling costs) and the loan is included as a Level III measurement. If the fair value of the collateral exceeds the carrying amount of the loan, then the loan is not included as a Level III measurement, as it is not currently being carried at its fair value. For the years ended December 31, 2018 and 2017, no impaired loans are considered to be carried at fair value.

Other Real Estate Owned

OREO is carried at the lower of cost or fair value, which is measured at the date of foreclosure. If the fair value of the collateral exceeds the carrying amount of the loan, no charge-off or adjustment is necessary, the loan is not considered to be carried at fair value, and is therefore not included in the table above. If the fair value of the collateral is less than the carrying amount of the loan, management will charge the loan down to its estimated realizable value. The fair value of OREO is based on the appraised value of the property, which is generally unadjusted by management and is based on comparable sales for similar properties in the same geographic region as the subject property, and is included in the above table as a Level II measurement. In some cases, management may adjust the appraised value due to the age of the appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was completed. In these cases, the loans are categorized in the above table as Level III measurement since these adjustments are considered to be unobservable inputs. Income and expenses from operations and further declines in the fair value of the collateral subsequent to foreclosure are included in net expenses from OREO. For the year ended December 31, 2018, there was a write-down for one OREO property which is now considered to be carried at fair value. For the year ended December 31, 2017, there were no write-downs of any OREO properties were required and therefore none of the properties are considered to be carried at fair value.

Investment Securities Available for Sale

The fair value of investment securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities. Since the regulatory stock is not actively traded on a secondary market and is held exclusively by member financial institutions, the estimated fair market value approximates the carrying amount

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16.	WARRANTS AND PREFERRED STOCK

During the Bank’s initial capitalization, investors purchasing common stock were required to purchase an equal number of both three-year, nontransferable Class A and ten-year, nontransferable Class B warrants at a cost of $0.23 and $0.42, respectively. A total of 206,947 Class A and 206,947 Class B warrants were sold as part of the initial offering.

Each three-year Class A warrant entitled the registered holder of the warrant to purchase from the Bank one share of the Bank’s common stock at a price of $10.00 per share, which was exercisable for three years from the date of issuance. As of December 31, 2011, all Class A warrants had been exercised.

Each ten-year Class B warrant entitled the registered holder of the warrant to purchase from the Bank one share of the Bank’s common stock at a price of $10.00 per share, which was be exercisable for ten years from the date of issuance. All Class B warrants had an expiration date of February 22, 2018. During the year ended December 31, 2018, all remaining 160,947 warrants outstanding were exercised.

17.	Participation in U.S. Treasury program

On July 14, 2011, the Bank elected to participate in the Treasury’s Small Business Lending Fund (SBLF) program. Pursuant to the agreement, the Bank sold to the Treasury 2,970 shares of senior non-cumulativeperpetual preferred stock, Series A at $1,000 liquidation value per share, for the price of $2,970,000.

The preferred stock Series A qualifies as Tier 1 capital and pays quarterly dividends, beginning October 2011. Dividend rates are determined upon funding and for the subsequent nine calendar quarters, adjusted quarterly (based on outstanding loans at the end of the second previous quarter). The percentage of the increase in lending determines the dividend rate. Dividend rates for the tenth quarter after funding through the end of the first 4.5 years are based on the increased lending at the end of the eighth quarter after funding. The dividend rate after 4.5 years, if the funding has not been repaid, is set at 9 percent. For 2017, the Bank qualified for a dividend rate of 9 percent. Under the terms of the SBLF program, with the approval of its regulator, an institution may exit the program at any time by repaying the funding provided plus any accrued dividends. The Bank with approval from its regulators, repaid the U.S. Treasury for the full amount of SBLF funds and final dividend in April 2017.

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18.	ACCUMULATED OTHER COMPREHENSIVE INCOME

The activity in accumulated other comprehensive income for the years ended December 31, 2018 and 2017, is as follows:

	2018	2017
	Unrealized	Unrealized
	Gains (Losses)	Gains (Losses)
	on Securities	on Securities
	Available for Sale	Available for Sale

Beginning balance	$788,511	$406,538
Other comprehensive income (loss) before reclassifications	(1,105,223)	259,586
Amounts reclassified from accumulated other comprehensive income	(576,559)	(7,367)
Reclassification of certain income tax effects from accumulated other comprehensive income	-	129,754
Period change	(1,681,782)	381,973
Ending balance	$(893,271)	$788,511

	Amount Reclassified from	Amount Reclassified from
	Accumulated Other	Accumulated Other
	Comprehensive Income	Comprehensive Income	Affected Line Item in the
Details About Accumulated Other	for the Year Ended	for the Year Ended	Consolidated Statement of
Comprehensive Income Components	December 31, 2018 (2)	December 31, 2017 (2)	Income
Securities available for sale (1):
Investment security gains, net	$729,821	$11,162	Investment securities gains, net
Income taxes	(153,262)	(3,795)	Income taxes

Total reclassifications for the period	$576,559	$7,367

(1)	For additional details related to unrealized gains on securities and related amounts reclassified from accumulated other comprehensive income, see Note 3, “Investment Securities.”
(2)	Amounts in parentheses indicate debits.

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19.	BUSINESS COMBINATIONS

Proposed Merger with Monument Bancorp, Inc.

On September 28, 2018, Citizens & Northern Corporation (Citizens) and Monument Bancorp, Inc. (Monument) entered into a merger agreement (the Merger Agreement) that provided that Monument Bancorp, Inc. will merge with and into Citizens, with Citizens remaining as the surviving entity. Following the merger, Monument Bank will merge with and into Citizens & Northern Bank with Citizens & Northern Bank remaining as the surviving entity.

At the effective time of the merger, Monument shareholders will be entitled to elect to receive, for each share of Monument common stock, subject to the election and adjustment procedures described in the joint proxy statement/prospectus, either 1.0144 share of Citizens common stock or $28.10 in cash, provided, however, that 80 percent of the total number of outstanding shares of Monument common stock will be converted into Citizens common stock, and the remaining outstanding shares of Monument common stock will be converted into cash.

Subject to the satisfaction or waiver of the closing conditions contained in the merger agreement, including the approval of the merger agreement by Monument’s shareholders and the receipt of required regulatory approvals, Citizens and Monument expect that the merger will be completed during the second quarter of 2019. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.

20.	SUBSEQUENT EVENTS

Management has reviewed events occurring through March 15, 2019, the date the consolidated financial statements were issued, and no subsequent events occurred requiring accrual or disclosure.

35